Exhibit 99.1

OptimizeRx Introduces OptimizeMDs, a “Voice of the Physician” Multi-Specialty Digital Health Panel

Panel encourages physicians to provide input on industry efforts to address and improve pharma-to-provider communication

ROCHESTER, Mich., (February 7, 2019) — OptimizeRx Corp. (NASDAQ: OPRX), a leading provider of digital health messaging for the pharmaceutical industry, has formed OptimizeMDs, a multi-specialty physician panel with the mission of improving the effectiveness of digital health communications delivered throughout the care continuum.

“OptimizeRx provides technology designed to streamline and improve communications between pharma/life sciences, providers and patients,” said Miriam Paramore, president of OptimizeRx. “We established OptimizeMDs as a way to gather important and timely information about the challenges physicians face with prescribing decisions, medication affordability and patient support. We expect the lessons learned from OptimizeMDs will help us further bridge the communication gaps between pharma and provider and patient, and ultimately improve affordability and adherence.”

Learning about these gaps in healthcare from the provider perspective, the professional most closely linked to the patient, is expected to provide powerful intelligence that pharmaceutical manufacturers and EHR vendors can use to improve how and when they digitally communicate.

Most pharmaceutical industry events geared towards better engagement with healthcare providers rarely provide insights directly from them. “At a recent pharma-hosted conference with over 4,000 attendees, I was surprised there was only one panel that represented the voice of physicians,” noted Paramore. “Through OptimizeMDs, we believe we can improve digital communication in this important area by giving voice to physicians serving patients at the point-of-care and beyond. We see this enhancing brand awareness and product launches by providing our clients timely access to valuable information and physician/patient feedback.”

More than 1,200 healthcare providers have already joined the panel. They represent a broad range of practice sizes and settings, allowing OptimizeMDs to provide statistically valid insights into key questions that pharma, healthcare IT and others are looking to address.

Physicians can join OptimizeMDs today by signing up at info.optimizerx.com/optimizemds.

About OptimizeRx

OptimizeRx® (NASDAQ: OPRX) is one of the nation’s leading providers of digital health messaging via electronic health records (EHRs), providing a direct channel for pharma companies to communicate with healthcare providers. The company’s cloud-based solution supports patient adherence to medications by providing real-time access to financial assistance, prior authorization, education, and critical clinical information. The company’s network is comprised of leading EHR platforms like Allscripts, Amazing Charts and Quest, and provides more than half of the ambulatory patient market with access to these benefits within their workflow at the point-of-care. For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements

Certain information contained in this press release includes “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including statements related to the proposed public offering, the filing of the registration statement and potential market opportunity for our product candidates. We may, in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on current expectations that involve risks, potential changes in circumstances, assumptions and uncertainties. Any or all of the forward-looking statements may turn out to be wrong, or be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties as a result of various important factors, including the uncertainties related to market conditions, our ability to satisfy the closing conditions of the offering, the timing or occurrence of the closing, and the anticipated use of the proceeds of the offering, which could change as a result of market conditions or for other reasons. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to our business in general, please refer to our prospectus supplement filed with the Securities and Exchange Commission (SEC) on December 17, 2018 under the heading “Risk Factors” and those documents incorporated by reference therein, which includes our Annual Report on Form 10-K filed with the SEC on March 8, 2018. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Nicole Brooks, Innsena Communications

(Tel) 860-800-2344

nicolebrooks@innsena.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team